FIRST AMENDED AND RESTATED

                              MANAGEMENT AGREEMENT

         THIS AGREEMENT, dated as of May 12, 1997 by and between OCWEN ASSET INVESTMENT CORP., a Virginia corporation (the "REIT" and together with its subsidiaries, the "Company"), and OCWEN CAPITAL CORPORATION, a Florida corporation (the "Manager") and amended and restated in its entirety as of May 5, 1998;

                              W I T N E S S E T H:

         WHEREAS, the Company intends to invest in Subordinated Interests, Distressed Real Property, MBS and other real estate related assets ("REIT Investments") and expects to qualify for the tax benefits accorded by Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"); and

         WHEREAS, the Company desires to retain the Manager to acquire, sell and otherwise manage the investments of the Company and to perform administrative services for the Company in the manner and on the terms set forth herein;

         NOW THEREFORE, in consideration of the mutual agreements herein set forth, the parties hereto agree as follows:

         SECTION 1. DEFINITIONS. Capitalized terms used but not defined herein shall have the respective meanings assigned them in the Prospectus of the REIT dated May 14, 1997. In addition, the following terms have the meanings assigned them.

         (a) "Agreement" means this Management Agreement, as amended from time to time.

         (b) "Closing Date" means the date of closing of the Company's initial public offering of common stock.

         (c) "Governing Instruments" means the articles of incorporation and bylaws in the case of a corporation, or the partnership agreement in the case of a partnership.

         (d) "Subsidiary" means any subsidiary of the Company and any partnership, the general partner of which is the Company or any subsidiary of the Company.

         SECTION 2.  DUTIES OF THE MANAGER.

         (a) The Manager at all times will be subject to the supervision of the Company's Board of Directors and will have only such functions and authority as the Company may delegate to it. The Manager will be responsible for the day-to-day operations of the Company and will perform (or cause to be performed) such services and activities relating to the assets and operations of the Company as may be appropriate, including:

                  (i) serving as the Company's consultant with respect to formulation of investment criteria and preparation of policy Guidelines by the Board of Directors;

                  (ii) representing the Company in connection with the purchase and commitment to purchase assets, the sale and commitment to sell assets, and the maintenance and administration of its portfolio of assets;

                  (iii)  furnishing   reports  and   statistical   and  economic
         research to the Company regarding the Company's activities and the services performed for the Company by the Manager;

                  (iv) monitoring and providing to the Board of Directors on an ongoing basis price information and other data, obtained from certain nationally recognized dealers that maintain markets in assets identified by the Board of Directors from time to time, and providing data and advice to the Board of Directors in connection with the identification of such dealers;

                  (v) providing the executive and administrative personnel and office space and office services required in rendering services to the Company;

                  (vi) administering the day-to-day operations of the Company and performing and supervising the performance of such other administrative functions necessary in the management of the Company as may be agreed upon by the Manager and the Board of Directors, including the collection of revenues and the payment of the Company's debts and obligations and maintenance of appropriate computer services to perform such administrative functions;

                  (vii) communicating on behalf of the Company with the holders of any equity or debt securities of the Company as required to satisfy the reporting and other requirements of any governmental, bodies or agencies and to maintain effective relations with such holders;

                  (viii) to the extent not Otherwise subject to an agreement executed by the Company, designating a servicer for mortgage loans sold to the Company by originators and arranging for the monitoring and administering of such servicers;

                  (ix)   counseling  the  Company  in  connection   with  policy
         decisions to be made by the Board of Directors;

                  (x) counseling the Company regarding the maintenance of its status as a REIT and monitoring compliance with the various REIT qualification tests and other rules set out in the Code and regulations thereunder;

                  (xi)   engaging  in  hedging   activities  on  behalf  of  the
         Company, consistent with the Company's status as a REIT and with the Guidelines; and

                  (xii) upon request by and in accordance with the directions of the Board of Directors, investing or reinvesting any money of the Company.

         (B) REAL ESTATE ASSET PORTFOLIO MANAGEMENT. The Manager will perform portfolio management services on behalf of OAIC and the Operating Partnership with respect to the Company's REIT Investments. Such services will include, but not be limited to, consulting the Company on purchase and sale opportunities, collection of information and submission of reports pertaining to the Company's assets, interest rates, and general economic conditions, periodic review and evaluation of the performance of the Company's portfolio of assets, acting as liaison between the Company and banking, mortgage banking, investment banking and other parties with respect to the purchase, financing and disposition of assets, and other customary functions related to portfolio management. The Manager may enter into subcontracts with other parties, including its Affiliates, to provide any such services to the Company.

         (C) MONITORING SPECIAL SERVICING. The Manager will perform monitoring services on behalf of the Company with respect to the Company's portfolio of special servicing rights. Such monitoring services will include, but not be limited to, the following activities: negotiating special servicing agreements; serving as the Company's consultant with respect to the special servicing of mortgage loans; collection of information and submission of reports pertaining to the mortgage loans and to moneys remitted to the Manager or the Company; acting as a liaison between the servicers of the mortgage loans and the Company and working with servicers to the extent necessary to improve their servicing performance; with respect to mortgage loans for which the Company is special servicer, periodic review and evaluation of the performance of each servicer to determine its compliance with the terms and conditions of the related servicing agreement; review of and recommendations as to fire losses, easement problems and condemnation, delinquency and foreclosure procedures with regard to mortgage loans; review of servicers' delinquency, foreclosures and other reports on mortgage loans; supervising claims filed under any mortgage insurance policies; and enforcing the obligation of any servicer to repurchase mortgage loans. The Manager may enter into subcontracts with other parties, including its Affiliates, to provide any such services for the Manager.

         (D) MONITORING SERVICING. The Manager will monitor and administer the servicing of the Company's Mortgage Loans, other than loans pooled to back MBS or pledged to secure MBS. Such monitoring and administrative services will include, but not be limited to, the following activities: serving as the Company's consultant with respect to the servicing of loans; collection of information and submission of reports pertaining to the mortgage loans and to moneys remitted to the Manager or the Company by servicers; periodic review and evaluation of the performance of each servicer to determine its compliance with the terms and conditions of the servicing agreement and, if deemed appropriate, recommending to the Company the termination of such servicing agreement; acting as a liaison between servicers and the Company and working with servicers to the extent necessary to improve their servicing performance; review of and recommendations as to fire losses, easement problems and condemnation, delinquency and foreclosure procedures with regard to the Mortgage Loans: review of servicers' delinquency, foreclosing and other reports on Mortgage Loam; supervising claims filed under any mortgage insurance policies; and enforcing the obligation of any servicer to repurchase Mortgage Loans from the Company.

         (E) BEST EFFORTS. The Manager agrees to use its reasonable best efforts at all times in performing services for the Company hereunder.

         SECTION 3. ADDITIONAL ACTIVITIES OF MANAGER. Nothing herein shall prevent the Manager or any of its Affiliates from engaging in other businesses or from rendering services of any kind to any other person or entity, including investment in, or advisory service to others investing in, any type of real estate investment, including investments which meet the principal investment objectives of the Company.

         Except as noted below, the Manager will not invest, and will not permit any Affiliate of the Manager to invest, in a Subordinated Interest or Distressed Real Property unless a majority of the Independent Directors of the Company decline, on behalf of the Company, to make the investment. To assist the Independent Directors' review of such a potential investment, the Manager shall make available information to assist the Independent Directors in determining whether the investment is consistent with the Guidelines, whether the price is fair and whether the investment otherwise is in the best interest of the Company. For a Distressed Real Property, such information shall include an appraisal of an MAI appraiser who is certified or licensed in the state and whose compensation is not dependent on the transaction. For a Subordinated Interest, such information shall include, to the extent available or reasonably obtainable, historical information about the collateral and securities, yield tables that assume losses on the underlying collateral and a broker's price opinion from a third party, such as the placement agent of the Subordinated Interest.

         Notwithstanding the foregoing, if the mortgage loans collateralizing a Subordinated Interest were owned by the Manager or an Affiliate of the Manager, then the Manager or its affiliates may retain such Subordinated Interest without offering the investment to the Company. Moreover, if a large pool of mortgage loans and REO Properties are offered for sale by a third party pursuant to a competitive bidding process, the Manager or its affiliates may bid on such pool jointly with an unaffiliated entity, as long as the Manager or its affiliates take title only to the loans and not to the REO Properties. In the alternative, the Manager may, but is not required to, invite the Company to bid jointly on such a pool. If the Manager (or its affiliates) and the Company are successful in such a bid, the Manager will take title to the loans and the Company will take title to the real estate, unless otherwise approved by a majority of the Independent Directors.

         If the Company and the Manager (or its affiliates) co-participate in a loan, the terms of the participation would be structured so that Ocwen Federal Bank FSB would service the loans and retain a market servicing fee, after which the remaining proceeds from the loan would be shared pari passu in accordance with the ownership interests in the loan, unless another arrangement were approved by a majority of the Independent Directors.

         Directors, officers, employees and agents of the Manager or Affiliates of the Manager may serve as directors, officers, employees, agents, nominees or signatories for the REIT or any

Subsidiary, to the extent permitted by their Governing Instruments, as from time to time amended, or by any resolutions duly adopted by the Board of Directors pursuant to the REIT's Governing Instruments. When executing documents or otherwise acting in such capacities for the Company, such persons shall use their respective titles in the Company.

         SECTION 4. COMMITMENTS. In order to meet the investment requirements of the Company, as determined by the Board of Directors from time to time, the Manager agrees at the direction of the Board of Directors to issue on behalf of the Company commitments on such terms as are established by the Board of Directors, including a majority of the Independent Directors, for the purchase of REIT Investments.

         SECTION 5. BANK ACCOUNTS. At the direction of the Board of Directors, the Manager may establish and maintain one or more bank accounts in the name of the REIT or any Subsidiary, and may collect and deposit into any such account or accounts, and disburse funds from any such account or accounts, under such terms and conditions as the Board of Directors may approve; and the Manager shall from time to time render appropriate accountings of such collections and payments to the Board of Directors and, upon request, to the auditors of the REIT or any Subsidiary.

         SECTION 6. RECORDS; CONFIDENTIALITY. The Manager shall maintain appropriate books of accounts and records relating to services performed hereunder, and such books of account and records shall be accessible for inspection by representatives of the REIT or any Subsidiary at any time during normal business hours. The Manager shall keep confidential any and all information obtained in connection with the services rendered hereunder and shall not disclose any such information to nonaffiliated third parties except with the prior written consent of the Board of Directors.

         SECTION 7.  OBLIGATIONS OF MANAGER.

         (a) The Manager shall require each seller or transferor of REIT Investments to the Company to make such representations and warranties regarding such REIT Investments as may, in the judgment of the Manager, be necessary and appropriate. In addition, the Manager shall take such other action as it deems necessary or appropriate with regard to the protection of the Company's investments.

         (b) The Manager shall refrain from any action that, in its sole judgment made in good faith, would adversely affect the status of the REIT as a REIT or that, in its sole judgment made in good faith, would violate any law, rule or regulation of any governmental body or agency having jurisdiction over the REIT or any Subsidiary or that would otherwise not be permitted by the REIT's or Subsidiary's Governing Instruments. If the Manager is ordered to take any such action by the Board of Directors, the Manager shall promptly notify the Board of Directors of the Manager's judgment that such action would adversely affect such status or violate any such law, rule or regulation or the Governing Instruments. Notwithstanding the foregoing, the Manager, its directors, officers, stockholders and employees shall not be liable to the REIT, any Subsidiary, the Independent Directors, or the REIT's or a Subsidiary's stockholders or partners for any act or omission by the Manager, its directors, officers, stockholders or employees except as provided in Section 11 of this Agreement.

         SECTION 8.  COMPENSATION.

         (a) The REIT shall pay to the Manager, for services rendered under this Agreement, a quarterly base management fee in an amount equal to 1/4 of 1% of the Average Invested Assets of the Company during each fiscal quarter (pro rata amount based on the number of days elapsed during any partial fiscal quarter), commencing with the first fiscal quarter after the Closing Date.

         (b) The Manager shall be entitled to receive incentive compensation for each fiscal quarter in an amount equal to the product of (A) 25% of the dollar amount by which (1)(a) Funds from Operations (before the incentive fee but after the base management fee) of the Company per share of Common Stock (based on the weighted average number of shares) (b) plus gains (or minus losses) from debt restructuring and sales of property per share of Common Stock (based on the weighted average number of shares), exceed (2) an amount equal to (a) the weighted average of the price per share at the initial offering and the prices per share at any secondary offerings by the Company multiplied by
(b) the Ten-Year U.S.  Treasury  Rate plus five percent per annum  multiplied by
(B) the weighted average number of shares of Common Stock outstanding during such period. "Funds from Operations" shall be computed in accordance with the definition thereof adopted by the National Association of Real Estate Investment Trusts ("NAREIT") and shall mean net income (computed in accordance with GAAP) excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization on real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. As used in calculating the Manager's compensation, the term "Ten Year U.S. Treasury Rate" means the arithmetic average of the weekly average yield to maturity for actively traded current coupon U.S. Treasury fixed interest rate securities (adjusted to constant maturities of ten years) published by the Federal Reserve Board during a quarter, or, if such rate is not published by the Federal Reserve Board, any Federal Reserve Bank or agency or department of the federal government selected by the Company. If the Company determines in good faith that the Ten Year U.S. Treasury Rate cannot be calculated as provided above, then the rate shall be the arithmetic average of the per annum average yields to maturities, based upon closing asked prices on each business day during a quarter, for each actively traded marketable U.S. Treasury fixed interest rate security with a final maturity date not less than eight nor more than twelve years from the date of the closing asked prices as chosen and quoted for each business day in each such quarter in New York City by at least three recognized dealers in U.S. government securities selected by the Company.

         (c) The Manager shall compute the compensation payable under Sections 8(a) and 8(b) of this Agreement within 45 days after the end of each fiscal quarter. A copy of the computations made by the Manager to calculate its compensation shall thereafter promptly be delivered to the Board of Directors and, upon such delivery, payment of the compensation earned under Sections 8(a) and 8(b) of this Agreement shown therein shall be due and payable within 60 days after the end of such fiscal quarter.

         (d) The Manager may charge the Company for any out of pocket expenses that the Manager incurs in connection with any due diligence on assets considered for purchase by the Company. Moreover, the Manager shall document the time spent by the Manager's employees in performing such due diligence and shall be entitled to reimbursement for the allocable portion of such employees' salaries and benefits.

         SECTION 9. EXPENSES OF THE COMPANY. The Company or any Subsidiary shall pay all of its expenses and shall reimburse the Manager for documented expenses of the Manager incurred on its behalf.

         SECTION 10. CALCULATIONS OF EXPENSES. Expenses incurred by the Manager on behalf of the Company shall be reimbursed quarterly to the Manager within 60 days after the end of each quarter. The Manager shall prepare a statement documenting the expenses of the Company and those incurred by the Manager on behalf of the Company during each quarter, and shall deliver such statement to the Company within 45 days after the end of each quarter.

         SECTION 11. LIMITS OF MANAGER RESPONSIBILITY. The Manager assumes no responsibility under this Agreement other than to render the services called for hereunder in good faith and shall not be responsible for any action of the Board of Directors in following or declining to follow any advice or recommendations of the Manager, including as set forth in Section 7(b) of this Agreement. The Manager, its directors, officers, stockholders and employees will not be liable to the Company, any Subsidiary, the Independent Directors or the Company's or any Subsidiary's stockholders or partners for any acts or omissions by the Manager, its directors, officers, stockholders or employees under or in connection with this Agreement, except by reason of acts constituting bad faith, willful misconduct, gross negligence or reckless disregard of their duties. The Company or a Subsidiary shall reimburse, indemnify and hold harmless the Manager, its stockholders, directors, officers and employees of and from any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever, (including attorneys' fees) in respect of or arising from any acts or omissions of the Manager, its stockholders, directors, officers and employees made in good faith in the performance of the Manager's duties under this Agreement and not constituting bad faith, willful misconduct, gross negligence or reckless disregard of its duties.

         SECTION 12. NO JOINT VENTURE. The Company and the Manager are not partners or joint venturers with each other and nothing herein shall be construed to make them such partners or joint venturers or impose any liability as such on either of them.

         SECTION 13. TERM; TERMINATION. This Agreement shall commence on the Closing Date and shall continue in force until the second anniversary of the Closing Date, and thereafter, it may be extended only with the consent of the Manager and by the affirmative vote of a majority of the Board of Directors, including a majority of the Independent Directors.

         Each extension shall be executed in writing by the parties hereto before the expiration of this Agreement or any extension thereof. Each such extension shall not exceed twelve months.

         Notwithstanding any other provision to the contrary, this Agreement, or any extension hereof, may be terminated by the Company, upon 60 days' written notice, by majority vote of the Independent Directors or by majority vote of the Stockholders; provided that a termination fee, equal to the sum of the base management fee and incentive management fee earned during the twelve months preceding such termination, will be due.

         If this Agreement is terminated pursuant to this Section 13, such termination shall be without any further liability or obligation of either party to the other, except as provided in Section 16 of this Agreement.

         SECTION 14.  ASSIGNMENTS.

         (a) Except as set forth in Section 14(b) of this Agreement, this Agreement shall terminate automatically in the event of its assignment, in whole or in part, by the Manager, unless such assignment is consented to in writing by the REIT with the consent of a majority of the Independent Directors. Any such assignment shall bind the assignee hereunder in the same manner as the Manager is bound. In addition, the assignee shall execute and deliver to the REIT a counterpart of this Agreement naming such assignee as Manager. This Agreement shall not be assigned by the REIT without the prior written consent of the Manager, except in the case of assignment by the REIT to another REIT or other organization which is a successor (by merger, consolidation or purchase of assets) to the REIT, in which case such successor organization shall be bound hereunder and by the terms of such assignment in the same manner as the REIT is bound hereunder.

         (b) Notwithstanding any provision of this Agreement, the Manager may subcontract and assign any or all of its responsibilities under Sections 2(b), 2(c) and 2(d) of this Agreement to any of its Affiliates, and the REIT hereby consents to any such assignment and subcontracting.

         SECTION 15. TERMINATION BY REIT FOR CAUSE. At the option of the REIT, this Agreement shall be and become terminated upon 60 days' written notice of termination from the Board of Directors to the Manager, without payment of any termination fee, if any of the following events shall occur:

         (a) if the Manager shall violate any provision of this Agreement and, after notice of such violation, shall not cure such violation within 30 days; or

         (b) there is entered an order for relief or similar decree or order with respect to the Manager by a court having competent jurisdiction in an involuntary case under the federal bankruptcy laws as now or hereafter constituted or under any applicable federal or state bankruptcy, insolvency or other similar laws; or the Manager (i) ceases, or admits in writing its inability to pay its debts as they become due and payable, or makes a general assignment for the benefit of, or enters into any composition or arrangement with, creditors; (ii) applies for, or consents (by admission of material allegations of a petition or otherwise) to the appointment of a receiver, trustee, assignee, custodian, liquidator or sequestrator (or other similar official) of the Manager or of any substantial part of its properties or assets, or authorizes such an application or consent, or proceedings seeking such appointment are commenced without such authorization, consent or application against the Manager and continue undismissed for 30 days;
(iii) authorizes or files a voluntary petition in bankruptcy, or applies for or consents (by admission of material allegations of a petition or otherwise) to the application of any bankruptcy, reorganization, arrangement, readjustment of debt, insolvency, dissolution, liquidation or other similar law of any jurisdiction, or authorizes such application or consent, or proceedings to such end are instituted against the Manager without such authorization, application or consent and are approved as properly instituted and remain undismissed for 30 days or result in adjudication of bankruptcy or insolvency; or (iv) permits or suffers all or any substantial part of its properties or assets to be sequestered or attached by court order and the order remains undismissed for 30 days.

         (c) If any of the events specified in Section 15(b) of this Agreement shall occur, the Manager shall give prompt written notice thereof to the Board of Directors upon the happening of such event.

         SECTION 16. ACTION UPON TERMINATION. From and after the effective date of termination of this Agreement, pursuant to Sections 13, 14, or 15 of this
Agreement, the Manager shall not be entitled to compensation for further services hereunder, but shall be paid all compensation accruing to the date of termination and, if terminated pursuant to Section 13, the applicable termination fee. Upon such termination, the Manager shall forthwith:

         (a) after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled, pay over to the Company or a Subsidiary all money collected and held for the account of the Company or a Subsidiary pursuant to this Agreement;

         (b) deliver to the Board of Directors a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board of Directors with respect to the Company or a Subsidiary; and

         (c) deliver to the Board of Directors all property and documents of the Company or any Subsidiary then in the custody of the Manager.

         SECTION 17. RELEASE OF MONEY OR OTHER PROPERTY UPON WRITTEN REQUEST. The Manager agrees that any money or other property of the Company or Subsidiary held by the Manager under this Agreement shall be held by the Manager as custodian for the Company or Subsidiary, and the Manager's records shall be appropriately marked clearly to reflect the ownership of such money or other property by the Company or such Subsidiary. Upon the receipt by the Manager of a written request signed by a duly authorized officer of the Company requesting the Manager to release to the Company or any Subsidiary any money or other property then held by the Manager for the account of the Company or any Subsidiary under this Agreement, the Manager shall release such money or other property to the Company or any Subsidiary within a reasonable period of time, but in no event later than 60 days following such request. The Manager shall not be liable to the Company, any Subsidiary, the Independent Directors, or the Company's or a Subsidiary's stockholders or partners for any acts performed or omissions to act by the Company or any Subsidiary in connection with the money or other property released to the Company or any Subsidiary in accordance with this Section. The Company and any Subsidiary shall indemnify the Manager, its directors, officers, stockholders and employees against any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever, which arise in connection with the Manager's release of such money or other property to the Company or any Subsidiary in accordance with the terms of this Section 17 of this Agreement. Indemnification pursuant to this provision shall be in addition to any right of the Manager to indemnification under
Section 11 of this Agreement.

         SECTION 18.  REPRESENTATIONS AND WARRANTIES.

         (a) The Company hereby represents and warrants to the Manager as follows:

                  (i)    The REIT is duly  organized,  validly  existing  and in
         good standing under the laws of the jurisdiction of its incorporation, has the corporate power to own its assets and to transact the business in which it is now engaged and is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except for failures to be so qualified, authorized or licensed that could not in the aggregate have a material adverse effect on the business operations, assets or financial condition of the REIT and its subsidiaries, taken as a whole. The REIT does not do business under any fictitious business name.

                  (ii)   The REIT  has the  corporate  power  and  authority  to
         execute, deliver and perform this Agreement and all obligations required hereunder and has taken all necessary corporate action to authorize this Agreement on the terms and conditions hereof and the execution, delivery and performance of this Agreement and all obligations required hereunder. No consent of any other person including, without limitation, stockholders and creditors of the REIT, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by the REIT in connection with this Agreement or the execution, delivery, performance, validity or enforceability of this Agreement and all obligations required hereunder. This Agreement has been, and each instrument or document required hereunder will be, executed and delivered by a duly authorized officer of the REIT, and this Agreement constitutes, and each instrument or document required hereunder when executed and delivered hereunder will constitute, the legally valid and binding obligation of the REIT enforceable against the REIT in accordance with its terms.

                  (iii)  The  execution,   delivery  and   performance  of  this
         Agreement and the documents or instruments required hereunder will not violate any provision of any existing law or regulation binding on the REIT, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the REIT, or the Governing
         Instruments of, or any securities issued by the REIT or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the REIT is a party or by which the REIT or any of its assets may be bound, the violation of which would have a material adverse effect on the business operations, assets or financial condition of the

         REIT and its subsidiaries, taken as a whole, and will not result in, or require, the creation or imposition of any lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.

         (b) The Manager hereby represents and warrants to the REIT as follows:

                  (i) the Manager is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, has the corporate power to own its assets and to transact the business in which it is now engaged and is duly qualified to do business and is in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except for failures to be so qualified, authorized or licensed that could not in the aggregate have a material adverse effect on the business operations, assets or financial condition of the Manager and its subsidiaries, taken as a whole. The Manager does not do business under any fictitious business name.

                  (ii) The Manager has the corporate power and authority to execute, deliver and perform this Agreement and all obligations required hereunder and has taken all necessary partnership action to authorize this Agreement on the terms and conditions hereof and the execution, delivery and performance of this Agreement and all obligations required hereunder. No consent of any other person including, without limitation, partners and creditors of the Manager, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by the Manager in connection with this Agreement or the execution, delivery, performance, validity or enforceability of this Agreement and all obligations required hereunder. This Agreement has been, and each instrument or document required hereunder will be, executed and delivered by a duly authorized agent of the Manager, and this Agreement constitutes, and each instrument or document required hereunder when executed and delivered hereunder will constitute, the legally valid and binding obligation of the Manager enforceable against the Manager in accordance with its terms.

                  (iii) The execution, delivery and performance of this Agreement and the documents or instruments required hereunder, will not violate any provision of any existing law or regulation binding on the Manager, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Manager, or the partnership agreement of, or any securities issued by the Manager or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Manager is a party or by which the Manager or any of its assets may be bound, the violation of which would have a material adverse effect on the business operations, assets or financial condition of the Manager and its subsidiaries, taken as a whole, and will not result in, or require, the creation or imposition of any lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.

         SECTION 19. NOTICES. Unless expressly provided otherwise herein, all notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received when delivered against receipt or upon actual receipt of registered or certified mail, postage prepaid, return receipt requested, addressed as set forth below:

         (a)      If to the REIT:

                           Ocwen Asset Investment Corp.
                           The Forum, Suite 1000
                           1675 Palm Beach Lakes Blvd.
                           West Palm Beach, FL 33401
                           Attention:  Secretary

                  with a copy given in the manner prescribed above, to:

                           George C. Howell, III, Esquire
                           Hunton & Williams
                           951 East Byrd Street
                           Richmond, Virginia 23219-4074

         (b)      If to the Manager:

                           Ocwen Capital Corporation
                           The Forum, Suite 1000
                           1675 Palm Beach Lakes Blvd.
                           West Palm Beach, FL 33401
                           Attention:  Secretary

                  with a copy given in the manner prescribed above, to:

                           George C. Howell, III, Esquire
                           Hunton & Williams
                           951 East Byrd Street
                           Richmond, Virginia 23219-4074

         Either party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this Section 19 for the giving of notice.

         SECTION 20. BINDING NATURE OF AGREEMENT; SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns as provided herein.

         SECTION 21. ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.

         SECTION 22. CONTROLLING LAW. This Agreement and all questions relating to its validity, interpretation, performance and enforcement shall be governed by and construed, interpreted and enforced in accordance with the laws of the Commonwealth of Virginia, notwithstanding any Virginia or other conflict-of-law provisions to the contrary.

         SECTION 23. INDULGENCES, NOT WAIVERS. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

         SECTION 24. COSTS AND EXPENSES. Each party hereto shall bear its own costs and expenses (including the fees and disbursements of counsel and accountants) incurred in connection with the negotiations and preparation of and the closing under this Agreement, and all matters incident thereto.

         SECTION 25. TITLES NOT TO AFFECT INTERPRETATION. The titles of paragraphs and subparagraphs contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.

         SECTION 26. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

         SECTION 27. PROVISIONS SEPARABLE. The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

         SECTION 28. GENDER. Words used herein regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

         SECTION 29. COMPUTATION OF INTEREST. Interest will be computed on the basis of a 360-day year consisting of twelve months of thirty days each.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                             OCWEN ASSET INVESTMENT CORP.


                                             By:
                                                --------------------------------

                                             Name:
                                                  ------------------------------

                                             Its:
                                                 -------------------------------


                                             OCWEN CAPITAL CORPORATION


                                             By:
                                                --------------------------------

                                             Name:
                                                  ------------------------------

                                             Its:
                                                 -------------------------------